EXECUTION AMENDMENT TO CUSTODY AGREEMENT This Amendment is made and entered into as of May 6, 2025 (the "Effective Date") by and between THE BANK OF NEW YORK MELLON, a New York state chartered bank CWBNY"), and each fund listed on Schedule I attached hereto (each individually, a "Fund" and, "Customer"). BNY and Customer are collectively referred to as the "Parties" and individually as a "Party". RECITALS WHEREAS, Customer and BNY are parties to that certain Custody Agreement dated as of May 2, 2023 {the "Agreement"), pursuant to which Customer has appointed BNY as the custodian of certain of its assets and BNY provides for the Funds identified on Appendix I thereto the services described therein; and WHEREAS, Customer wishes to appoint BNY as the custodian of certain of its assets with respect to certain additional Funds hereafter identified to BNY on Schedule I, and BNY is willing to provide such services on the terms and conditions set forth therein; NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows. 1. The Agreement is hereby amended as of the Effective Date by adding the following Funds, each as a party to the Agreement: Global X Bitcoin Covered Call Subsidiary Limited 2. The Agreement is hereby amended as of the Effective Date by removing the following Funds, each as a party to the Agreement: Global X Carbon Credit Strategy Subsidiary Limited Global X Gold Income Subsidiary Strategy Subsidiary Limited 3. The Agreement is hereby amended as of the Effective Date by deleting Schedule I of the Agreement in its entirety and replacing it with Schedule I as attached hereto. 4. Customer and BNY hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement. 5. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. 6. Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement. Column A - 2.0 Agreements 1 � � � � �  �  �  �  �  � � �� � �� � �    � �  �  �  � � � � ��  �   �� �   �  ���  � �� �  �   �� ���  � �   ��   �   �� �  �   �� ���  � �   � � �  � � � � � � ��  �   �  � �  � � � �   � �  �    � � �� �   �  � �   ���  � ���  �  � �  �   �  �� �    � � �   � � �  �  ��� �   � � � �    �   �  �� � � �   �� �� �    ��  � � �� �   �  � �   ��  �  � �  � ��   �   � � � �  � � � � �  �   �  �  � � � �  ��  � � � � � � � �   � � �� �  � � �  �  ���  �  � � !   � � "� � � � Column A - 2.0 Agreements 2 � � � � ��   ������������  ����!�"�#��$#�%���$&'�� %� �� (���#�!$�)( �� %�� ���#�!$�)(����!$� )(�����������(�&��'�  �*+,� ��- ,�.// � 0/ *+/�1�.232456537�896:23;�//8<�=9>� 23?�93�@5A2B=�9=�52CA�=D3?�BEF75?�93� CA5?DB5�� G#H� � � � � � � G#H� � � � � � � IH� � � � � � IH� � � � � � J$H�� � � � � � J$H�� � � � � � "H�� � � � � � "H�� � � � � � +??>5FF�=9>�97EC5K� JL!�GIM�NO�I!P�QNRM�S!TTNI� UVW�X&�)� I&�QY �IQ�ZWU[\� H�T($�"�]��)(� +??>5FF�=9>�97EC5K� X$$�̂�S(�_#�TT_� \Ẁ�J� �V�O$� I&�QY �IQ�ZWZ̀[� $($a($$ '� H�T($�"� � � bcdecdfg�bh�ibcj�kl�mnmo�pqrno�stuv wxyzxy{|�w} ~}€x|{‚{ƒ{yx„�…}†ƒ{„ wx‡�ˆ‰�Š‹ŠŒ meghan palleria Column A - 2.0 Agreements 3 � � � � � � � �  �  � � �� �  ��  � � � � � Column A - 2.0 Agreements 4